UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2009

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)

10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 31, 2009, NTS Mortgage Income Fund, Inc., (the “Fund”) entered into a First Amendment to Services and Development Agreement (“First Amendment”) with Residential Management, a Kentucky corporation (“Residential”).  The First Amendment extends the term of the Services and Development Agreement (“Agreement”) for a 90-day period until March 31, 2010.  The Agreement, which was entered into effective January 1, 2009, and was for a period of one year, ending on December 31, 2009, superseded and replaced all of the Fund’s previous property management agreements except for the Advisory Agreement between the Fund and NTS Advisory Corporation, which continues to remain in effect.  Other than extending the term of the Agreement, the First Amendment does not modify any other provisions of the Agreement and the calculation of compensation and expense reimbursements to be received by NTS remains the same.

Also, on December 31, 2009, the Audit Committee of the Fund received a letter from Residential and NTS Development Company, a Kentucky corporation, containing Residential’s and NTS’ agreement to defer payment of amounts due them from the Fund evidenced by promissory notes, and to make advances to cover expenses of the Fund not otherwise evidenced by promissory notes as of December 10, 2009 through March 31, 2010.  As of December 31, 2009, the Fund owed $4,441,567 to NTS and its affiliates.  Unless Residential and NTS otherwise agree, any such advances shall exclude any principal repayments on the mortgage note owed by the Fund to National City Bank.  NTS and its affiliates most likely will require that the Fund and its subsidiaries execute promissory notes evidencing the obligation to repay the deferred amounts and the advances.  Based on the Fund’s current budget, it is unlikely that the Fund and its subsidiary will generate sufficient revenue to repay the promissory notes in full on a timely basis.  The Fund intends to seek an extension on the maturity date for the notes or refinance the unpaid balance prior to the current maturity.  There can be no assurance that an acceptable extension or refinancing of the promissory notes will be achieved prior to maturity, or at all.

Copies of the executed documents are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated in their entirety in this Item 1.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	First Amendment to Services and Development Agreement
	10.2	Letter to the Audit Committee dated December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	January 6, 2010

3